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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 9, 2001

                                  I-many, Inc.
             ------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
             ------------------------------------------------------

                 (State or Other Jurisdiction of Incorporation)

           000-30883                                    01-0524931
---------------------------------           ----------------------------------
   (Commission File Number)                (I.R.S. Employer Identification No.)

          537 Congress Street
          5th Floor
          Portland, Maine                                04101-3353
   ---------------------------------           --------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                                 (207) 774-3244
                        --------------------------------
              (Registrant's Telephone Number, Including Area Code)
                                 ---------------

                                 Not Applicable

                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 9, 2001, the Company completed its acquisition of BCL Vision Ltd., a corporation organized under the laws of England and Wales ("BCL"), pursuant to a Share Purchase Agreement (the "Purchase Agreement") dated as of April 9, 2001 among the Company and the stockholders of BCL. At the effective time of the purchase contemplated by the Purchase Agreement, all of the shares of capital stock of BCL were purchased by the Company, and BCL continues in existence as a wholly-owned subsidiary of the Company.

         The purchase price of the transaction consisted of $4.0 million of cash, 690,000 shares of Company common stock valued at approximately $6.9 million, and the assumption of approximately $500,000 of liabilities. In addition to the fixed consideration, the agreement contains a performance based earn-out of up to $1.0 million, payable, subject to the satisfaction of certain performance criteria during 2001, in Company common stock. In connection with the acquisition, the Company expects to incur transaction costs of approximately $300,000.

         The Company expects to treat the transaction as a purchase for accounting purposes. The Company used authorized but previously unissued shares of its Common Stock and cash from its available cash balances as consideration in the transaction.

         The terms of the Purchase Agreement were determined on the basis of "arm's-length" negotiations among the parties. The board of directors of the Company and the board of directors and the stockholders of BCL approved the Purchase Agreement. Prior to the execution of the Purchase Agreement, none of the Company, its affiliates, officers or directors or any associate of any such officer or director, had any material relationship with BCL or any of BCL's stockholders.

         BCL, which is based in London, England, is a provider of collection and dispute management software and services to major companies across a wide range of industries. The Company currently intends to continue to use the tangible assets of BCL and its intellectual property substantially in the same manner in which they were used by BCL immediately prior to the transaction.

         The foregoing discussion of the Purchase Agreement does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1. In addition, the Registrant's press release dated April 19, 2001 announcing this transaction is attached hereto as Exhibit 99.1.

ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 19, 2001, I-many issued a press release (which is attached hereto as Exhibit 99.2) announcing that it had signed an agreement to acquire Provato, Inc. of Oakland, California for approximately 3.1 million shares of its common stock.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Not applicable.

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         (c)      EXHIBITS

         The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. The Registrant's file number under the Exchange Act is 000-30883.














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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            I-MANY, INC.


Date:    April 24, 2000             By: /s/ Philip M. St. Germain
                                        -----------------------------------
                                        Philip M. St. Germain
                                        CHIEF FINANCIAL OFFICER













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                                  EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION

2.1 Share Purchase Agreement dated as of April 9, 2001 among the Registrant and the stockholders of BCL.

99.1 Press Release dated April 19, 2001 relating to the acquisition of BCL Vision Ltd.

99.2 Press Release dated April 19, 2001 relating to the acquisition of Provato, Inc.
